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                                    Delaware

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE
OF "ORNI 2 LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2000,
AT 3:30 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                                     /s/ Harriet Smith Windsor
                                     -------------------------

                      [STAMP]        Harriet Smith Windsor, Secretary of State

      3330395 8100H                  AUTHENTICATION: 2851473

      040007055                                DATE: 01-06-04

                            CERTIFICATE OF FORMATION
                                       OF
                                   ORNI 2 LLC

      This Certificate of Formation is being executed as of December 14, 2000, for the purpose of forming a limited liability company pursuant to the Delaware
Limited Liability Company Act. The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

                                 ARTICLE 1. NAME

      The name of the limited liability company is ORNI 2 LLC (the "Company").

                ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT

      The Company's registered office in the State of Delaware is located at 15
E. North Street, Dover, Kent County, Delaware 19901. The registered agent of the
Company for service of process at such address is HIQ Corporate Services, Inc.

                               ARTICLE 3. DURATION

      The duration of the Company shall be perpetual.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of
Formation as of the day and year first above written.

                                         /s/ Lorri A. Dunsmore
                                         -------------------------------------
                                         Lorri A. Dunsmore
                                         Authorized Person